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                                                                    EXHIBIT 10.6

North Carolina    )

                  )    FIRST AMENDMENT TO LEASE
Guilford County   )

      THIS FIRST AMENDMENT TO LEASE ("First Amendment"), is made and entered into this day of _____________, 2004, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, hereinafter referred to as "Landlord" and BIRTHDAY EXPRESS.COM, INC., a Washington corporation hereinafter referred to as "Tenant". Tenant leases from Landlord space in the amount of approximately 32,000 rentable square feet known as Suite D (the "Premises"), in the building (the "Building") located at 488 Gallimore Dairy Road, Greensboro, North Carolina.

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant entered into a Lease Agreement (the "Lease") dated November 12, 1999;

      WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease and modify the area of the Premises by an expansion of the Premises into an additional 24,000 rentable square feet of space (the "Expansion Space") in the Building;

      NOW THEREFORE, based on the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

      1. Recitals. The foregoing recitals are true and incorporated in this First Amendment.

      2. Definitions. Unless otherwise defined in this First Amendment, all capitalized terms used in this First Amendment shall have the respective meanings ascribed to them in the Lease.

      3.    Amendments. The Lease is hereby amended as follows:

            3.1 Term. The Term of the Lease is hereby extended such that the Term of the Lease (the "Base Term") shall expire on August 31st, 2007 (the "Amended Expiration Date").

            3.2 Premises. Effective on and after September 1, 2004 (the "Expansion Commencement Date") the Premises shall be deemed to include the Expansion Space so that the Premises under the Lease shall consist of 56,000 rentable square feet of space in the Building as shown on Exhibit A attached hereto. Effective on and after the Expansion Space Commencement Date: (i) any and all references or calculations in the Lease involving the number of rentable square feet in the Premises will be

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                  adjusted to reflect that the Premises consists of 56,000
                  rentable square feet; and (ii) all terms and conditions of the Lease shall apply to the Expansion Space.

            3.3. Tenant Improvements. Landlord shall, at its sole cost and expense, provide a Tenant Improvement Allowance of up to Twenty Thousand and 00/100 Dollars ($20,000.00) to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Expansion Space that will become a part of the Building (the "Allowance"). The scope and construction of such improvements shall be made pursuant to the workletter attached hereto as "EXHIBIT B" (the "Workletter").

            3.4. Rent. Effective as of the Expansion Commencement Date, Tenant shall pay Base Rent for the entire Premises (including the Expansion Space) in accordance with the following Rent
                  Schedule:

         MONTHS            MONTHLY RENT  CUMULATIVE RENT
         ------            ------------  ---------------
 9/01/2004 -- 11/30/2004    $19,366.67     $ 58,100.00
12/01/2004 --  8/31/2005    $18,433.33     $165,900.00
 9/01/2005 --  8/31/2006    $18,993.33     $227,920.00
 9/01/2006 --  8/31/2007    $19,553.33     $215,086.63

            3.5 Option to Terminate. Section 56 of the Lease Agreement is hereby deleted in its entirety.

            3.6 Option to Renew. Section 59 of the Lease Agreement is hereby amended to state that the Tenant shall have one (1) option to renew the Lease for a period of three (3) years, and Tenant shall give notice of exercise of such option to renew at least one hundred twenty (120) days prior to the Amended Expiration Date. Except to the extent modified hereby, all other provisions of Section 59 shall remain in full force and effect.

      4. Amendment to Lease. The foregoing amends the Lease. Except as specifically modified and amended by this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

      5. Broker. Tenant represents and warrants that it has not dealt with any real estate broker, and hold Landlord harmless from any and all damages resulting from claims that may be asserted against Landlord by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Tenant in the future), claiming to have dealt with Tenant in connection with this First Amendment, or any amendment or extension to the Lease, or which may result in Tenant leasing other or enlarged space from Landlord.

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      6.    Landlord's Compliance. Tenant acknowledges that Landlord has complied with all of its obligations under the Lease to date.

            First Right Of Refusal. Provided Tenant is not in default hereunder, Tenant shall have a First Right of Refusal on all contiguous space in the building. Tenant shall have (10) business days to respond in writing after receipt from Landlord of a written notice of third party offer. Tenant's failure to agree in writing within (10) business days, to lease the space on the same terms as set forth in the third party offer, shall nullify all of Tenant's rights to that space. Tenant will retain a First Right of Refusal on all contiguous space in the future, upon availability within the building.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease or have caused their duly authorized representatives to execute same in four (4) original counterparts, as of the day and year first above written.

                                      LANDLORD:

                                      HIGHWOODS REALTY LIMITED
                                      PARTNERSHIP, a North Carolina Limited
                                      Partnership

                                      By: Highwoods Properties, Inc., a Maryland
                                          corporation, its General Partner

                                         By: /s/ Mark Shumaker
                                             __________________________________
                                              its  Vice President
                                         ______________________________________

                                      TENANT:

                                      CELEBRATE EXPRESS.  INC., a Washington
                                      corporation

                                      By: /s/ Michael K. Jewell
                                         ______________________________________
                                      Title:  CEO
                                            ___________________________________

                                      Printed Name: Michael K. Jewell
                                                   ____________________________